EXHIBIT 99.2

Freedom Holdings, Inc. Closes Acquisition of Carbon-Zero, a Blockchain-Based Carbon Credit Fintech Company

Stamford, CT, Dec. 30, 2021 (GLOBE NEWSWIRE) — Freedom Holdings, Inc. (“FHLD” or the “Company,” OTC: FHLD) is pleased to announce that on December 30, 2021, it closed the acquisition of Carbon Zero Asset Management, Inc. (“Carbon-Zero” or “Target”) for a stock-for-stock exchange. The Company will issue 311,672,730 par value $0.0001 of its common stock in exchange for one hundred percent (100%) equity interest in Carbon-Zero, which will become its wholly-owned subsidiary.

Carbon-Zero is a privately-owned fintech company driven by Ethereum based blockchain technology to the carbon credit markets using fungible tokens and smart contracts. Carbon-Zero aims to bring carbon credits more fidelity, transparency, accessibility, liquidity, and standardization. Carbon-Zero is building a programmable carbon ecosystem that will allow carbon credit market participants a tokenization process to digitize carbon credits securely. The ecosystem will include the minting and burning protocols, a transparent mechanism for validating and distributing tokens, a trading venue for tokens, and tools to engage all stakeholders, including the carbon credit originators, offsetters, project verifiers, liquidity providers, NGOs, concerned citizens, and governments.

In the near term, the Company intends to rebrand its corporation name, website, logo, and other marketing collateral to reflect its recent business change.

Mr. Steve Lowe, Executive Director, Carbon-Zero, has more than 25 years of experience in the Global Finance and Commodity Industries. He has experience as a senior executive, general management, and a serving Board member, including Chairing a publicly listed company, Carbon Conscience. Mr. Lowe said, “To avoid catastrophic climate change, we need to reduce or offset our current and previous emissions from the atmosphere.” He further added, “The main challenges of current compliance and voluntary carbon credit trading systems are fragmented implementations, lack of transparency in verifying good quality carbon credits, resulting in considerable transaction costs that transfer value to speculators and intermediaries. Only 12 billion tonnes of pollutants were offset, out of 55 billion tonnes meeting approximately 22% of the demand. Of that 12 billion tonnes, the voluntary carbon credits contributed a fractional offset. As a result, we believe, the demand for carbon credit will grow by a double-digit factor in the next five to ten years.”

“This is a seismic shift for our company and our shareholders,” quoted Brian Blum, Director of FHLD. “I want to thank all involved for driving this dream to fruition. We are committed to executing on plan and growing our Company, which will include development intellectual property in future-proof technologies, provide topline growth, and ultimately enhancing shareholder value.”

About Carbon-Zero

Carbon-Zero is a blockchain technology-driven company focusing on providing an Ethereum-based programmable carbon ecosystem to drive the global economy to a net-zero carbon future. Carbon-Zero aims to bring carbon credits more fidelity, transparency, accessibility, liquidity, and standardization.

About Freedom Holdings, Inc. (FHLD)

FHLD is a versatile holding company focused on acquiring and supporting cutting-edge financial services and technology companies. FHLD’s multi-discipline approach aims to build fintech platforms with the current focus on the clean energy sector, providing Environmental, Social, and Governance (ESG) driven technologies and carbon credit solutions.

Press Release Contact:

BrianKistler,Director

FreedomHoldings,Inc.

Bkistler1956@gmail.com

Safe Harbor Statement

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management, and assumptions on which such statements are based. We caution prospective investors that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual result may differ materially from those contemplated by such forward-looking statements.

Source: Freedom Holdings, Inc           © 2021 GlobeNewswire, Inc.